Exhibit 10.1

AMENDMENT NO. 4 TO RAIL TRANSPORTATION SERVICES AGREEMENT

THIS AMENDMENT NO. 4 TO RAIL TRANSPORTATION SERVICES AGREEMENT (this “Amendment”), is entered into and effective as of the 28th day of December, 2020 (the “Effective Date”), by and between Green Plains Logistics LLC (the “Operator”) and Green Plains Trade Group LLC (the “Customer”).  Customer and Operator are sometimes referred to in this Amendment as the “Parties” and individually as a “Party”.

WHEREAS,  Green Plains Hereford LLC (the “Seller”) and Hereford Ethanol Partners, L.P. (the “Buyer”) have entered into the Asset Purchase Agreement dated December 14, 2020 (the “APA”) for the purchase by Buyer of Seller’s ethanol plant in Hereford, TX (the “Ethanol Plant”), as well as certain related assets and assumed liabilities, including, in conjunction, the assignment of certain railcar tank assets to Buyer (the “Transaction”); and

WHEREAS, in connection with the Transaction, Green Plains Inc. has agreed to purchase certain of Operator’s assets, including the assignment of certain railcar tank assets from Operator.

WHEREAS, Operator wishes to amend the Rail Transportation Services Agreement effective July 1, 2015, as amended, between the Parties (the “Agreement”) on the terms and conditions set forth herein, and may further amend the Agreement and desires to do so each time an Exhibit D changes due to the assignment of certain tank railcar assets in accordance with the APA;

NOW THEREFORE, in consideration of the mutual premises of the Parties and covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

1.	Section 1.e. of the Agreement is hereby replaced in its entirety with the following:

e.

Minimum Capacity Commitment.  Effective as of the date of closing of the Transaction, the minimum daily railcar volumetric capacity provided by Operator to the Customer, measured in gallons shall be 73.62 million (the “Minimum Capacity Commitment”).  Each Exhibit D affected by the Transaction shall be amended following the date of closing of the Transaction once the assignment of specific railcar tank assets has been determined. Customer shall have the right to deliver the applicable Minimum Capacity Commitment at Loading Points each calendar day during the Term subject to all other terms and conditions in this Agreement.  In the event Customer has additional Customer Product available to ship during a month, Customer will notify Operator of the availability of such Customer Product. Operator will use its best efforts to accommodate such additional Customer Product over and above the applicable Minimum Capacity Commitment, and Customer and Operator will negotiate in good faith the terms of providing Rail Services with respect to such additional Customer Product.

2.	Exhibit E-4 is replaced in its entirety with the Exhibit E-4 attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first above written.

OPERATOR: GREEN PLAINS LOGISTICS LLC

Signature:	/s/ Michelle Mapes
Name:	Michelle Mapes
Title:	Chief Legal & Administration Officer

CUSTOMER: GREEN PLAINS TRADE GROUP LLC

Signature:	/s/ Michelle Mapes
Name:	Michelle Mapes
Title:	Chief Legal & Administration Officer

EXHIBIT E-4

Effective as of ________________

LOADING POINTS

O’Neill, Nebraska

Central City, Nebraska

Fairmont, Minnesota

Hopewell, Virginia

Madison, Illinois

Mount Vernon, Indiana

Obion, Tennessee

Ord, Nebraska

Otter Tail, Minnesota

Shenandoah, Iowa

Superior, Iowa

Wood River, Nebraska

York, Nebraska